                                                                    EXHIBIT 99.3


AMERITRADE HOLDING CORPORATION and SUBSIDIARIES
Unaudited Pro Forma Combined Condensed Financial Statements


On July 21, 2000, Ameritrade Holding Corporation (the "Company") and Financial Passport, Inc. ("FPI"), consummated a merger (the "Merger") whereby OM Acquisition Sub I, Inc. a wholly owned subsidiary of the Company (the "Merger Sub"), was merged with and into FPI pursuant to a Merger Agreement dated as of June 30, 2000, among the Company, FPI, the Merger Sub, and OnMoney Financial Services Corporation ("OnMoney"). FPI is an Internet-based provider of financial planning services and an online marketplace for a wide range of financial products and services.

Pursuant to the terms of the Merger Agreement, each issued and outstanding share of FPI common stock was converted into the right to receive 0.2894382 shares of the Company's Class A Common Stock (except that persons holding 2,000 or fewer shares of FPI common stock had their shares converted into the right to receive approximately $3.57 for each share of FPI common stock). The Company issued approximately 1,482,000 shares of its Class A Common Stock and assumed certain liabilities in connection the Merger for a total estimated purchase price of $25,000,000.

The accompanying unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations which may be reported in future periods or the financial position or results of operations that actually would have been realized had the Company and FPI been a combined company during the specified periods, or had the acquisition been consummated on the date indicated. Actual statements of operations of the companies will be combined commencing from July 21, 2000, the effective date of the acquisition. The unaudited pro forma combined condensed financial statements, including the related notes, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements and related notes of FPI, included elsewhere in this filing, and the historical financial statements and related notes of the Company contained in the Company's Annual Report on Form 10-K for the year ended September 24, 1999.

The accompanying unaudited pro forma combined condensed financial statements give effect to the merger between the Company and FPI using the purchase method of accounting. The unaudited pro forma combined condensed financial statements are based upon the respective historical audited and unaudited consolidated financial statements and related notes of the Company and FPI. The pro forma adjustments are preliminary and are based on management's estimates of the value of the tangible and intangible assets acquired.

The actual adjustments may differ from those presented in these pro forma financial statements. The purchase price allocation will be completed after the finalization of asset and liability valuations. The preliminary allocations are based upon assumptions that management of the Company believes are reasonable. Actual adjustments may result in a different allocation of the purchase price which would affect the value assigned to the tangible and intangible assets, or could result in a change to the statement of operations. The effect of these changes on the statement of operations will depend on the nature and amounts of the assets and liabilities adjusted. See the notes to the unaudited pro forma combined condensed financial statements.

The unaudited pro forma combined condensed balance sheet assumes that the acquisition took place on June 30, 2000, and combines the Company's unaudited June 30, 2000 balance sheet with FPI's unaudited June 30, 2000 balance sheet. The unaudited pro forma combined condensed statements of operations for the year ended September 24, 1999 and the nine months ended June 30, 2000 assumes the acquisition took place as of September 26, 1998. The unaudited pro forma combined condensed statements of operations for the year ended September 24, 1999 combines the Company's audited statement of operations for the year ended September 24, 1999 with FPI's unaudited statement of operations for the year ended September 30, 1999. The unaudited pro forma combined condensed statements of operations for the nine months ended June 30, 2000 combines the Company's unaudited statement of operations for the nine months ended June 30, 2000 with FPI's unaudited statement of operations for the nine months ended June 30, 2000. FPI's financial statements for the years ended December 31, 1999 and 1998 have been recast to conform to the Company's fiscal year. Reclassifications have been made to FPI's financial statements to conform to the Company's presentation.

                         AMERITRADE HOLDING CORPORATION
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 JUNE 30, 2000
                                 (IN THOUSANDS)

                                                                                     --------------------------------
                                                                                                Historical
                                                                                     --------------------------------
                                                                                       AMERITRADE           FPI
                                                                                     --------------     -------------

ASSETS

    Cash and cash equivalents                                                         $    48,773        $        86
    Cash and investments segregated in compliance with federal regulations                448,513                 --
    Receivable from brokers, dealers and clearing organizations                            98,649                 --
    Receivable from customers and correspondents, net                                   2,771,200                 45
    Property, plant & equipment, net of accumulated depreciation and amortization          87,988              8,596
    Goodwill, net                                                                          12,247                  -
    Investments                                                                           243,960                  -
    Other assets                                                                           61,183                396
                                                                                      -----------        -----------
               Total assets                                                           $ 3,772,513        $     9,123
                                                                                      ===========        ===========

LIABILITIES and STOCKHOLDERS' EQUITY

Liabilities:
    Payable to brokers, dealers and clearing organizations                                520,721                  -
    Payable to customers and correspondents                                             2,589,956                  -
    Accounts payable and accrued liabilities                                              122,809              1,589
    Notes payable                                                                          35,000              2,280
    Due to related party                                                                        -              1,699
    Convertible subordinated notes                                                        200,000                  -
    Income taxes payable                                                                      615                  -
    Deferred income taxes                                                                  87,988                  -
                                                                                      -----------        -----------
               Total liabilities                                                        3,557,089              5,568
                                                                                      -----------        -----------

Stockholders' equity:
    Common stock                                                                            1,750                  5
    Additional paid in capital                                                             29,010             27,121
    Retained earnings                                                                      41,385            (23,571)
    Treasury stock                                                                            (64)                 -
    Accumulated other comprehensive income                                                143,343                  -
                                                                                      -----------        -----------
               Total stockholders' equity                                                 215,424              3,555
                                                                                      -----------        -----------
                                                                                      -----------        -----------
               Total liabilities and stockholders' equity                             $ 3,772,513        $     9,123
                                                                                      ===========        ===========


                                                                                                               -------------
                                                                                                                 PRO FORMA
                                                                                  --------------------------
                                                                                     PRO FORMA ADJUSTMENTS       COMBINED
                                                                                  --------------------------
                                                                                     AMOUNT       REFERENCE      AMERITRADE
                                                                                  ------------   -----------   -------------
ASSETS

    Cash and cash equivalents                                                       $ (2,997)        (a)       $    45,862
    Cash and investments segregated in compliance with federal regulations                --                       448,513
    Receivable from brokers, dealers and clearing organizations                           --                        98,649
    Receivable from customers and correspondents, net                                     --                     2,771,245
    Property, plant & equipment, net of accumulated depreciation and amortization     (5,472)        (a)            91,112
    Goodwill, net                                                                     17,660         (a)            29,907
    Investments                                                                           --                       243,960
    Other assets                                                                       1,851         (a)            63,430
                                                                                    --------                   -----------
               Total assets                                                         $ 11,042                   $ 3,792,678
                                                                                    ========                   ===========


LIABILITIES and STOCKHOLDERS' EQUITY

Liabilities:
    Payable to brokers, dealers and clearing organizations                                --                       520,721
    Payable to customers and correspondents                                               --                     2,589,956
    Accounts payable and accrued liabilities                                              --                       124,398
    Notes payable                                                                     (2,280)        (a)            35,000
    Due to related party                                                              (1,699)        (a)                 -
    Convertible subordinated notes                                                        --                       200,000
    Income taxes payable                                                                  --                           615
    Deferred income taxes                                                                 --                        87,988
                                                                                    --------                   -----------
               Total liabilities                                                      (3,979)                    3,558,678
                                                                                    --------                   -----------


Stockholders' equity:
    Common stock                                                                          10         (a)             1,765
    Additional paid in capital                                                        (8,560)        (a)            47,571
    Retained earnings                                                                 23,571         (a)            41,385
    Treasury stock                                                                        --                           (64)
    Accumulated other comprehensive income                                                --                       143,343
                                                                                    --------                   -----------
               Total stockholders' equity                                             15,021                       234,000
                                                                                    --------                   -----------
                                                                                    --------                   -----------
               Total liabilities and stockholders' equity                           $ 11,042                   $ 3,792,678
                                                                                    ========                   ===========



             SEE NOTES TO UNAUDITED PROFORMA FINANCIAL STATEMENTS.

                         AMERITRADE HOLDING CORPORATION
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 24, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                                         -----------
                                                                                                                          PRO FORMA
                                                           ---------------------------    --------------------------
                                                                   HISTORICAL                PRO FORMA ADJUSTMENTS        COMBINED
                                                           ---------------------------    --------------------------
                                                             AMERITRADE      FPI             AMOUNT      REFERENCE        AMERITRADE
                                                                                                                         -----------


Revenues:
    Commissions and clearing fees                           $ 188,874       $       -       $       -                    $ 188,874
    Interest revenue                                          116,162              51               -                      116,213
    Other revenue                                              10,213             113               -                       10,326
                                                            ---------       ---------       ---------                    ---------
          Total revenues                                      315,249             164               -                      315,413

    Interest expense                                           46,897               1               -                       46,898

                                                            ---------       ---------       ---------                    ---------
          Net revenues                                        268,352             163               -                      268,515


Expenses excluding interest:
    Employee compensation and benefits                         74,353           4,461               -                       78,814
    Commissions and clearance                                   8,023               6               -                        8,029
    Communications                                             18,592             339               -                       18,931
    Occupancy and equipment costs                              21,382           4,108           1,000       (d)             26,490
    Advertising                                                59,717               -               -                       59,717
    Professional services                                      40,644             619               -                       41,263
    Amortization of goodwill from purchase of FPI                  --               -           2,523       (b)              2,523
    Other                                                      27,533             128               -                       27,661
                                                            ---------       ---------       ---------                    ---------
          Total expenses excluding interest                   250,244           9,661           3,523                      263,428

                                                            ---------       ---------       ---------                    ---------
          Income (loss) before provision for income taxes      18,108          (9,498)         (3,523)                       5,087

          Provision (benefit) of income taxes                   6,569               -          (2,942)      (e)              3,627

                                                            ---------       ---------       ---------                    ---------
Net income (loss)                                           $  11,539       $  (9,498)      $    (581)                   $   1,460
                                                            =========       =========       =========                    =========

Basic earnings per share                                    $    0.07                                                    $    0.01
Diluted earnings per share                                  $    0.07                                                    $    0.01

Weighted average shares outstanding - basic                   174,342                           1,482       (c)            175,824
Weighted average shares outstanding - diluted                 175,745                           1,482       (c)            177,227






              SEE NOTES TO UNAUDITED PROFORMA FINANCIAL STATEMENTS.

                         AMERITRADE HOLDING CORPORATION
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     FOR THE NINE MONTHS ENDED JUNE 30, 2000
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                        ------------
                                                                                                                          PRO FORMA
                                                       ------------------------------   ----------------------------
                                                                HISTORICAL                  PRO FORMA ADJUSTMENTS         COMBINED
                                                       ------------------------------   ----------------------------
                                                         AMERITRADE          FPI           AMOUNT     REFERENCE          AMERITRADE
                                                                                                                        ------------


Revenues:
    Commissions and clearing fees                         $ 305,365       $       -       $     -                        $ 305,365
    Interest revenue                                        176,357              33             -                          176,390
    Other revenue                                            15,823             325          (229)        (f)               15,919
                                                          ---------       ---------       -------                        ---------
          Total revenues                                    497,545             358          (229)                         497,674

    Interest expense                                         67,303              86           (86)        (g)               67,303
                                                          ---------       ---------       -------                        ---------
          Net revenues                                      430,242             272          (143)                         430,371


Expenses excluding interest:
    Employee compensation and benefits                      102,834           4,104             -                          106,938
    Commissions and clearance                                 4,753             144             -                            4,897
    Communications                                           26,316             315             -                           26,631
    Occupancy and equipment costs                            42,233           1,858           750         (d)               44,841
    Advertising                                             154,645              76             -                          154,721
    Professional services                                    39,425           1,504          (229)        (f)               40,700
    OnMoney development                                      54,737               -             -                           54,737
    Amortization of goodwill from purchase of FPI                 -               -         1,892         (b)                1,892
    Other                                                    25,849              27             -                           25,876
                                                          ---------       ---------       -------                        ---------
          Total expenses excluding interest                 450,792           8,028         2,413                          461,233
                                                          ---------       ---------       -------                        ---------
          Loss before benefit from for income taxes         (20,550)         (7,756)       (2,556)                         (30,862)

          Benefit from income taxes                          (6,638)              -        (2,183)        (e)               (8,821)
                                                          ----------      ---------       -------                        ---------
Net loss                                                  $ (13,912)      $  (7,756)      $  (373)                       $ (22,041)
                                                          =========       =========       =======                        =========

Basic loss per share                                      $   (0.08)                                                       $ (0.13)
Diluted loss per share                                    $   (0.08)                                                       $ (0.13)

Weighted average shares outstanding - basic                 174,651                         1,482         (c)              176,133
Weighted average shares outstanding - diluted               174,651                         1,482         (c)              176,133





             SEE NOTES TO UNAUDITED PROFORMA FINANCIAL STATEMENTS.

AMERITRADE HOLDING CORPORATION
Notes to Unaudited Pro Forma Combined Condensed Financial Statements

   1.   Pro Forma Adjustments

        Certain pro forma adjustments have been made to the accompanying
        unaudited pro  forma  condensed  combined  financial   statements,
        based  upon  the acquisition   of  all  of  the   outstanding   capital
        stock of FPI for approximately $25.0 million, which represents approximately 1,482,000 shares of the Company's common stock (the number of shares issued or to be issued at July 21, 2000 in exchange for all of the outstanding shares of FPI).

        The unaudited pro forma combined condensed balance sheet as at June 30, 2000 gives effect to the acquisition as if it had occurred on June 30, 2000. The unaudited pro forma combined condensed statements of operations for the year ended September 24, 1999 and the nine months ended June 30, 2000 give effect to the acquisition as if it had occurred at September 26, 1998.

        The following adjustments have been reflected in the unaudited pro forma combined condensed financial statements:

           (a) Reflects the issuance of common stock of the Company to the shareholders of FPI and the recording of the entries required under the purchase method of accounting. Accordingly, the total purchase price has been allocated to the tangible assets and liabilities of FPI based upon their relative fair values. The amounts and components of the purchase price, along with the initial allocation of the purchase price, along with the allocation of the purchase price to the net assets acquired and associated acquisition costs is presented below. Amounts are in thousands.




                          Purchase Price

                     Company common stock issued                $ 18,576

                     Cash advanced to FPI prior to                 1,699
                          June 30, 2000
                     Cash paid to retire convertible notes         2,280
                     Other cash paid, net of cash acquired           631
                                                                --------
                     Total cash paid, net of cash acquired         4,610

                     Liabilities assumed                           1,589
                                                                --------
                                                                $ 24,775
                                                                ========


                                Net Cash Paid

                       Total cash paid, net of cash acquired     $ 4,610
                       Less: amounts due from FPI
                              at June 30, 2000                    (1,699)
                       Plus: FPI cash acquired                        86
                                                                 -------
                                                                 $ 2,997
                                                                 =======



                                Preliminary Purchase Price Allocation

                       Receivables and prepaids                  $   441
                       Fixed assets                                  124
                       Software                                    3,000
                       Deferred income taxes                       3,550
                       Goodwill                                   17,660
                                                                 -------
                                                                 $24,775
                                                                 =======



          (b) Reflects the adjustment to record the amortization of goodwill from the allocation of the purchase price. The pro forma adjustment assumes goodwill will be amortized on a straight-line basis over an estimated life of 7 years.

          (c) Reflects the impact of shares of common stock of the Company issued as consideration in the acquisition as if outstanding from the beginning of the period.

          (d) Reflects amortization of software on a straight-line basis over an estimated life of 3 years.

          (e) Reflects tax benefits derived from FPI's losses computed at 36.3% (the Company's effective rate), adjusted for non-deductible items.

          (f) Reflects the intercompany elimination of revenues earned by FPI from OnMoney, a wholly owned subsidiary of the Company.

          (g) Reflects the elimination of interest expense on the convertible subordinated notes which were redeemed at the acquisition date.